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                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               OF INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.
                                a Delaware Corporation

          International Wireless Communications Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify that:

          FIRST: The name of the Corporation is International Wireless Communications Holdings, Inc. and the Corporation was originally incorporated on July 8, 1996.

          SECOND: The following resolutions amending and restating the Corporation's Certificate of Incorporation were duly approved at a meeting of the Board of Directors of the Corporation on March 3, 1998 and were duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by written consent of the stockholders given in accordance with Section 228 of the General Corporation
Law:

          NOW, THEREFORE, BE IT RESOLVED, that the Certificate of
     Incorporation of the Corporation be, and it hereby is, amended and restated in its entirety as follows:

                                      ARTICLE I

          The name of this corporation is International Wireless Communications Holdings, Inc. (the "Corporation").

                                      ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is 15 East North Street, Dover, Kent County, Delaware. The name of its registered agent at such address is Incorporating Services, Ltd.

                                     ARTICLE III

               The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

                                      ARTICLE IV

               The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as specified in the bylaws of the Corporation.

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                                      ARTICLE V

          A. CLASSES OF STOCK. The Corporation is authorized to issue three classes of stock to be designated, respectively, "Class 1 Common Stock,"
"Class 2 Common Stock" (together with Class 1 Common Stock, "Common Stock") and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Twenty-Six Million (126,000,000).
Seventy Million (70,000,000) shares shall be Class 1 Common Stock, with a par value of $0.01 per share, Six Million (6,000,000) shares shall be Class 2 Common Stock, with a par value of $0.01 per share, and Fifty Million (50,000,000) shares shall be Preferred Stock, with a par value of $0.01 per share.

          B. RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series (each a "Series"). There is hereby designated a Series A Preferred Stock (the "Series A Preferred Stock"), a Series B Preferred Stock (the "Series B Preferred Stock"), a Series C Preferred Stock (the "Series C Preferred Stock"), a Series D Preferred Stock (the "Series D Preferred Stock"), a Series E Preferred Stock (the "Series E Preferred Stock"), a Series F-1 Preferred Stock (the "Series F-1 Preferred Stock"), a Series F-2 Preferred Stock (the "Series F-2 Preferred Stock;" and together with the Series F-1 Preferred Stock, the "Series F Preferred Stock"), a Series G-1 Preferred Stock (the "Series G-1 Preferred Stock"), a Series G-2 Preferred Stock (the "Series G-2 Preferred Stock;" and together with the Series G-1 Preferred Stock, the "Series G Preferred Stock"), a Series H-1 Preferred Stock (the "Series H-1 Preferred Stock"), a Series H-2 Preferred Stock (the "Series H-2 Preferred Stock;" and together with the
Series H-1 Preferred Stock, the "Series H Preferred Stock"), a Series I Preferred Stock (the "Series I Preferred Stock") and a Series J Preferred Stock (the "Series J Preferred Stock") (the Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock are collectively referred to as the "Existing Preferred Stock"). The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which Series shall consist of One Million Two Hundred Thousand (1,200,000) shares, the Series B Preferred Stock, which Series shall consist of One Million Two Hundred Twenty-Nine Thousand Two Hundred Forty (1,229,240) shares, the Series C Preferred Stock, which Series shall consist of Two Million Four Hundred Sixty Thousand (2,460,000) shares, the Series D Preferred Stock, which Series shall consist of Five Million Eight Hundred Thousand (5,800,000) shares, the Series E Preferred Stock, which Series shall consist of Three Million Nine Hundred Seventy-Two Thousand Two Hundred Forty (3,972,240) shares, the Series F-1 Preferred Stock, which Series shall consist of Seven Million (7,000,000) shares, the Series F-2 Preferred Stock, which Series shall consist of One Million Eighty Thousand (1,080,000) shares, the Series G-1 Preferred Stock, which Series shall consist of One Million Nine Hundred Twenty-Eight Thousand (1,928,000) shares, the Series G-2 Preferred Stock, which Series shall consist of One Million Two Hundred Ninety-Two Thousand (1,292,000) shares, the Series H-1 Preferred Stock, which Series shall consist of Five Million Seventy-Two Thousand (5,072,000) shares, the Series H-2 Preferred Stock, which Series shall consist of Three Million Three Hundred Ninety-Eight Thousand (3,398,000) shares, the Series I Preferred Stock, which series shall consist of Eight Million (8,000,000) shares, and the Series J Preferred Stock, which series shall consist of Two Million (2,000,000) shares, are as set forth below in this
Article V.B;


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provided, that anything contained herein to the contrary notwithstanding, the economic rights, preferences and privileges of (i) the Series F-1 and Series F-2 Preferred Stock shall be identical, (ii) the Series G-1 and Series G-2 Preferred Stock shall be identical and (iii) the Series H-1 and Series H-2 Preferred Stock shall be identical. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional Series of Preferred Stock, and the number of shares constituting any such Series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or Series thereof in Certificates of Designation or the Corporation's Amended and Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any Series thereof, the rights, privileges, preferences and restrictions of any such additional Series may be subordinated to, PARI PASSU with (including, without limitation, with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or Series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any Series of Preferred Stock (other than the Existing Preferred Stock), prior or subsequent to the issue of that Series, but not below the number of shares of such Series then outstanding. In case the number of shares of any Series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such Series.

               1.   LIQUIDATION PREFERENCE.

                    (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and
Series J Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of the Series A Preferred Stock and Common Stock by reason of their ownership thereof, the following amounts (with respect to each such Series of Preferred Stock, the "Preferred Preferential Amount") in the following order of priority:

                         (i)   First, the holders of Series G Preferred Stock
shall be entitled to receive an amount per share equal to the sum of (i) the IWCH Note Exchange Price (as defined below), as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares after the initial issuance thereof (the "Original Series G Issue Price"), and
(ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a)(vii);

                         (ii)  Then, the holders of Series H Preferred Stock
shall be entitled to receive an amount per share equal to the sum of (i) the PWH Note Exchange Price (as defined below), as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares after the initial issuance thereof (the "Original Series H Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a)(vii);


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                         (iii) Then, the holders of Series J Preferred Stock
shall be entitled to receive an amount per share equal to the sum of (i) $12.67, as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Series J Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a)(vii);

                         (iv)  Then, the holders of Series F Preferred Stock
shall be entitled to receive an amount per share equal to the sum of (i) the product of (A) .50 multiplied by (B) $9.375, as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Series F Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a)(vii);

                         (v)   Then, the holders of Series B, Series C,
Series D, Series E and Series I Preferred Stock (the "Junior Preferred Stock") shall be entitled to receive an amount per share calculated as follows:

                              (A)  the holders of Series B Preferred Stock shall
be entitled to receive an amount per share equal to the sum of (i) the product of (A) .55 multiplied by (B) $0.9193, as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Series B Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a)(vii);

                              (B)  the holders of Series C Preferred Stock shall
be entitled to receive an amount per share equal to the sum of (i) the product of (A) .55 multiplied by (B) $2.223, as appropriately adjusted for any stock dividends, combinations, splits, or the like with respect to such shares (the "Original Series C Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a)(vii);

                              (C)  the holders of Series D Preferred Stock shall
be entitled to receive an amount per share equal to the sum of (i) the product of (A) .55 multiplied by (B) $6.55, as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Series D Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a)(vii);

                              (D)  the holders of Series E Preferred Stock shall
be entitled to receive an amount per share equal to the sum of (i) the product of (A) .55 multiplied by (B) $6.2938, as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Series E Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a) (vii); and


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                              (E)  the holders of Series I Preferred Stock shall
be entitled to receive an amount per share equal to the sum of (i) the product of (A) .55 multiplied by (B) $13.728, as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Series I Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share, subject to reduction in accordance with subsection V.B.1(a)(vii);

                         (vi)  Then, the holders of the Junior Preferred Stock
and the Series F Preferred Stock shall be entitled to receive an amount per share calculated as follows:

                              (A)  the holders of Series B Preferred Stock shall
be entitled to receive an amount per share equal to the product of (1) .50 multiplied by (2) the Original Series B Issue Price, subject to reduction in accordance with subsection V.B.1(a)(vii);

                              (B)  the holders of Series C Preferred Stock shall
be entitled to receive an amount per share equal to the product of (1) .50 multiplied by (2) the Original Series C Issue Price, subject to reduction in accordance with subsection V.B.1(a)(vii);

                              (C)  the holders of Series D Preferred Stock shall
be entitled to receive an amount per share equal to the product of (1) .50 multiplied by (2) the Original Series D Issue Price, subject to reduction in accordance with subsection V.B.1(a)(vii);

                              (D)  the holders of Series E Preferred Stock shall
be entitled to receive an amount per share equal to the product of (1) .50 multiplied by (2) the Original Series E Issue Price, subject to reduction in accordance with subsection V.B.1(a)(vii);

                              (E)  the holders of Series F Preferred Stock shall
be entitled to receive an amount per share equal to the product of (1) .50 multiplied by (2) the Original Series F Issue Price, subject to reduction in accordance with subsection V.B.1(a)(vii); and

                              (F)  the holders of Series I Preferred Stock shall
be entitled to receive an amount per share equal to the product of (1) .50 multiplied by (2) the Original Series I Issue Price, subject to reduction in accordance with V.B.1(a)(vii).

                         (vii) Notwithstanding the foregoing,

                              (A)  If the assets and funds of the Corporation
are insufficient to permit the payment in full to the holders of Series G and Series H Preferred Stock in accordance with clauses (i) and (ii) above, then, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of outstanding shares of Series G and Series H Preferred Stock in proportion to the respective aggregate Preferred Preferential Amounts of such shares;


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

                              (B)  if the assets and funds of the Corporation
are insufficient to permit the payment in full to the holders of Series J Preferred Stock in accordance with clause (iii) above, then, the entire assets and funds of the Corporation legally available for distribution, after completion of the distributions required by clauses (i) and (ii) above, shall be distributed ratably among the holders of outstanding shares of Series J Preferred Stock in proportion to the respective aggregate Preferred Preferential Amounts of such shares;

                              (C)  if the assets and funds of the Corporation
are insufficient to permit the payment in full to the holders of Series F Preferred Stock in accordance with clause (iv) above), then the entire assets and funds of the Corporation legally available for distribution, after completion of the distributions required by clauses (i), (ii) and (iii) above, shall be distributed ratably among the holders of outstanding shares of Series F Preferred Stock in proportion to the respective aggregate Preferred Preferential Amounts of such shares;

                              (D)  if the assets and funds of the Corporation
are insufficient to permit the payment in full to the holders of the Junior Preferred Stock in accordance with clause (v) above, then, the entire assets and funds of the Corporation legally available for distribution, after completion of the distributions required by clauses (i), (ii), (iii) and (iv) above, shall be distributed ratably among the holders of outstanding shares of such Series of Junior Preferred Stock in proportion to the respective aggregate Preferred Preferential Amounts of such shares; and

                              (E)  if the assets and funds of the Corporation
are insufficient to permit the payment in full to the holders of the Junior Preferred Stock and the Series F Preferred Stock in accordance with clause (vi) above, then, the entire assets and funds of the Corporation legally available for distribution, after completion of the distributions required by clauses (i),
(ii), (iii), (iv) and (v) above, shall be distributed ratably among the holders of such Series of Preferred Stock in proportion to the respective aggregate Preferred Preferential Amounts of such shares (assuming that the Preferred Preferential Amount of the Series B, Series C, Series D, Series E and Series I Preferred Stock calculated pursuant to subsection V.B.1(a)(v) is based upon multiplying the original issued price of each such respective Series of Preferred Stock by ".50" rather than ".55" as provided in such subsection).

                    (b) Upon the completion of the distribution required by subsection (a) above, if assets remain in the Corporation, the holders of the Series A Preferred Stock of the Corporation shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.85, as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Series A Issue Price") and (ii) an amount equal to declared but unpaid dividends on such shares (together, the "Series A Preferential Amount"), subject to reduction in accordance with the next sentence and subsections V.B.3(a)(i) and 4(e). If the assets and funds to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution, after completion of the distribution required by


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subsection (a) above, shall be distributed ratably among the holders of Series A
Preferred Stock in proportion to the number of shares of such Series owned by each such holder.

                    (c) Upon the completion of the distribution required by subsections (a) and (b) above and any other distribution that may be required with respect to Series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall be entitled to receive an amount per share equal to the sum of (i) $0.50 per share of Common Stock, as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares (the "Original Common Issue Price"), and (ii) an amount equal to declared and unpaid dividends on such shares (the "Common Preferential Amount"), subject to reduction in accordance with the next sentence and subsections V.B.3(a)(i) and 4(e). If assets and funds to be distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full Common Preferential Amount, then, subject to the rights of Series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution, after completion of the distributions required by subsections (a) and (b) above, shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of Common Stock owned by each such holder.

                    (d)  After the distributions described in subsections (a),
(b) and (c) above have been paid, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Existing Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each, such that each holder of shares of Existing Preferred Stock shall be entitled to the same amount of distributions as would have been paid thereon had such shares been converted into Common Stock as of the record date fixed for determining the holders of Common Stock entitled to receive such distribution.

                    Notwithstanding the foregoing subsections (a) through (d) above, upon the consummation of a Corporate Transaction (as defined below) in which the consideration thereunder, net of all direct expenses of the Corporate Transaction, equals or exceeds $18.75 per share (as adjusted appropriately for stock dividends, combinations, splits or the like with respect to such shares) on a fully diluted basis, then in lieu of the distributions set forth in subsections (a) through (d) above, all proceeds of such Corporate Transaction shall be distributed (or paid, as the case may be) to the stockholders of the Corporation pro rata based upon the number of shares of Common Stock owned by each stockholder (assuming the conversion into Common Stock of all securities convertible into Common Stock).

                    (e) (i) For purposes of this Section 1, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, (A) the acquisition of capital stock of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); (B) a sale of all or substantially all of the assets of the Corporation; UNLESS the Corporation's stockholders of record as constituted immediately prior to


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such acquisition or sale will, as a result of such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity; or (C) a Triggering Event (as defined in this subsection (e)(i)). Any such transaction specified in clause (A) or (B) of this subsection (e)(i) shall be hereinafter referred to as a "Corporate Transaction." The term "Triggering Event" shall mean any of the following events: (i) the signing by an authorized officer of the Company of a petition for relief under Title 11, United States Code, as currently in effect or amended, (ii) the commencement of any involuntary bankruptcy case or other proceeding against the Company under Title 11, United States Code, as currently in effect or amended (provided that if such case or proceeding is dismissed within sixty (60) days after the date of such commencement, then a Trigging Event arising solely pursuant to this clause (ii) as a result of such case or proceeding shall be dismissed) or the appointment of a trustee, receiver, liquidator, custodian or sequestrator (or other similar official) for the Company or any substantial part of its property, (iii) the making by the Company of an assignment for the benefit of creditors generally, or (iv) the Company fails or is unable to pay its debts generally as they become due.

                         (ii)  In any of such events, if the consideration
received by the Corporation is other than cash, for purposes of determining the value of any assets (other than cash) of the Corporation which are to be distributed to the stockholders of the Corporation in any liquidation, winding up or dissolution (including a Corporate Transaction that is deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Subsection (e)(i)), its value will be deemed to be the fair market value of such assets, as determined below:

                              (A)  subject to subsection (B) below, the value of
any securities shall be determined as follows:

                                   (1)  If such securities are traded on a
securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30)-day period ending three (3) days prior to the closing;

                                   (2)  If such securities are actively traded
over-the-counter other than the Nasdaq National Market, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and

                                   (3)  If there is no active public market for
such securities, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock, provided the holders of a majority of the shares of Series F Preferred Stock vote in favor thereof.

                              (B)  The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsection (A)(1),


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(2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock, provided the holders of a majority of the shares of Series F Preferred Stock vote in favor thereof.

                              (C)  The value of assets other than securities
will be their fair market value as mutually determined by the Corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock, provided the holders of a majority of the shares of Series F Preferred Stock vote in favor thereof.

                              (D)  If the Corporation and holders of Preferred
Stock are unable to mutually determine the value of any securities or other assets as provided above, then the fair market value of such securities or other assets shall be determined as follows:

                                   (1)  The Corporation and a representative
(the "Representative") of the holders of a majority of the voting power of all then outstanding shares of Preferred Stock shall negotiate in good faith to determine the fair market value of such securities or assets. Such Representative shall be selected by (x) holders of a majority of the voting power of all then outstanding shares of Preferred Stock (other than the Series F and Series J Preferred Stock), (y) holders of a majority of the shares of Series F Preferred Stock and (z) holders of a majority of the shares of Series J Preferred Stock. If the holders of Preferred Stock referred to in clauses (x),
(y) and (z) of the preceding sentence are unable to agree upon a Representative to be selected, they shall each nominate a Representative and the Representative shall be selected from such nominations by a random selection process reasonably designated by the Corporation. If the Corporation and the Representative so agree, the fair market value shall be the amount so agreed upon.

                                   (2)  If no such agreement is reached within
thirty (30) days after negotiations commence, the Corporation, on the one hand, and the Representative, on the other hand, shall within fifteen (15) business days thereafter each select an investment banker to value such securities or assets. The Corporation shall give representatives of each investment banker full access to all information that they may reasonably request concerning the Corporation. Within thirty (30) days of their selection, each investment banker must propose a fair market value for such securities or assets.

                                   (3)  If the fair market value proposed by the
investment banker selected by the Representative is lower or higher by not more than 10% of the fair market value proposed by the Corporation's investment banker, then the fair market value shall be the average of such proposed fair market values. If, however, the fair market value proposed by the investment banker selected by the Representative is more than 10% lower or higher than the fair market value proposed by the Corporation's investment banker, then the Corporation and the Representative again shall consult as to a fair market value. If they are unable to agree on a fair market value within fifteen (15) days after the receipt of the investment bankers' reports, they shall cause their investment bankers to jointly select a third investment banker who shall have access to all information it may reasonably request concerning the


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Corporation.  If the investment bankers for the Corporation and the
Representative are unable to select a third investment banker, they shall each nominate a third investment banker and the actual investment banker shall be selected from such nominations by a random selection process reasonably designated by the Corporation.

                                   (4)  The third investment banker shall within
thirty (30) days after its selection choose the fair market value which best reflects its professional opinion of the fair market value of such securities or assets, which value shall be either the fair market value proposed by the Corporation's investment banker or the fair market value proposed by the investment banker selected by the Representative and which choice shall be final and be deemed to be the fair market value. The party whose investment banker's proposed fair market value was not chosen shall be responsible for all of the costs and expenses incurred by, and the fees of, the third investment banker. For such purpose, the holders of the Preferred Stock and Common Stock shall be deemed to constitute a single party and shall bear the costs, if any, imposed by the immediately preceding sentence severally in proportion to the number of shares of Common Stock held (assuming the conversion into Common Stock of all securities convertible into Common Stock). Otherwise, the Corporation shall be responsible for all reasonable costs and expenses incurred by the holders and the Corporation for each of the investment bankers retained in connection with the Corporation's purchase of the holders' shares of Preferred Stock.

                                   (5)  The investment bankers appointed for
purposes of determining the fair market value of such securities or assets may apply such factors and discounts as are customarily utilized.

                         (iii) The Corporation shall give each holder of record
of Existing Preferred Stock written notice of any impending Corporate Transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of such impending transaction and the provisions of this Section V.B.1, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of (A) holders of Existing Preferred Stock (excluding the Series F-2 Preferred Stock) that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Existing Preferred Stock (excluding the Series F-2 Preferred Stock),
(B) holders of a majority of the Series F Preferred Stock (excluding the Series F-2 Preferred Stock) then outstanding, and (C) holders of a majority of the Series J Preferred Stock then outstanding.


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

                    (f)  The following terms shall have the following meanings:

                         (i)   "Series G Exchange Date" means the date on which
the Corporation issues Series G Preferred Stock pursuant to Section 2 of the Exchange Agreement.

                         (ii)  "Series H Exchange Date" means the date on which
the Corporation issues Series H Preferred Stock pursuant to Section 3 of the Exchange Agreement.

                         (iii) "Exchange Agreement" means that term as defined
in the IWCH Loan Agreement.

                         (iv)  "IWCH Loan Agreement" means the Loan Agreement
dated August 18, 1997 between the Corporation and the lenders named therein.

                         (v)   "IWCH Note Exchange Price" has the meaning set
forth in the Exchange Agreement.

                         (vi)  "IWCH Notes" mean the Notes (as defined in the
IWCH Loan Agreement).

                         (vii) "PWH Loan Agreement" means the Loan Agreement
dated August 18, 1997 among Pakistan Wireless Holdings Limited and the lenders named therein.

                         (viii) "PWH Note Exchange Price" has the meaning set
forth in the Exchange Agreement.

                         (ix)  "PWH Notes" mean the Notes (as defined in the PWH
Loan Agreement).

               2. CASH DIVIDENDS. When, as and if declared by the Corporation's Board of Directors, and subject to the Protective Provisions, for all cash dividends (except as otherwise provided below), holders of Existing Preferred Stock shall be entitled to receive cash dividends at the same time and on the same basis as holders of Common Stock when, as and if declared by the Corporation's Board of Directors (each holder of shares of Existing Preferred Stock to be entitled to the same amount of distributions as would have been declared or paid thereon had such shares been converted into Common Stock as of the record date fixed for determining the holders of Common Stock entitled to receive such distribution). Notwithstanding the foregoing, if the aggregate amount of any single cash dividend (or series of related cash dividends) proposed to be made pursuant to this Section V.B.2. exceeds two percent (2%) of the aggregate value of the Corporation, as determined in good faith by the Corporation's Board of Directors (with the approval of holders of a majority of the then outstanding shares of Series F Preferred Stock), such distribution shall be deemed declared and paid pursuant to, and governed by,
Section V.B.4.(e).

               3.   REDEMPTION.

                    (a) (i) On or after the later of (A) such date (the "Note Payment Date") as all of the Corporation's Senior Secured Discount Notes due 2001 or senior debt securities of the Corporation containing substantially identical terms issued in exchange therefor (collectively, the "Senior Notes"), the IWCH Notes and the PWH Notes shall have been repaid in full (whether by repurchase, redemption, payment at maturity, exchange pursuant to the Exchange Agreement or otherwise) or (B) December 31, 1998, but within forty-five (45) days (the "Redemption Date") after the receipt by the Corporation of a written request from the holders of not less than a majority of all then outstanding shares of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock (voting on an as-converted basis) that shares of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock be redeemed (a "Redemption Request"), the Corporation shall in accordance with this Section 3, to the extent it may lawfully do so, redeem all of the shares of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock by paying in cash therefor a sum per share (with respect to each Series of Preferred Stock, the "Redemption Price") equal to the greater of (1) the then fair market value of the Series B Preferred Stock on an as-converted basis for each share of Series B Preferred Stock, the then fair market value of the Series C Preferred Stock on an as-converted basis for each share of Series C Preferred Stock, the then fair market value of the Series D Preferred Stock on an as-converted basis for each share of Series D Preferred Stock, the then fair market value of the Series E Preferred Stock on an as-converted basis for each share of Series E Preferred Stock, the then fair market value of the Series F Preferred Stock on an as-converted basis for each share of Series F Preferred Stock, the then fair market value of the Series G Preferred Stock on an as-converted basis for each share of Series G Preferred Stock, the then fair market value of the Series H Preferred Stock on an as-converted basis for each share of Series H Preferred Stock, and the then fair market value of the Series I Preferred Stock on an as-converted basis for each share of Series I Preferred Stock, and the then fair market value of the Series J Preferred Stock on an as-converted basis for each share of Series J Preferred Stock, as the case may be, as determined in accordance with subsection V.B.1.(e)(ii) hereof (except that, to the extent the holders of Preferred Stock are entitled to vote on any matters relating to such valuation, only holders of Preferred Stock which is being redeemed shall be entitled to so vote, and the "closing" as used therein shall instead refer to the redemption provided for by this subsection 3(a)), or
(2) the full Preferred Preferential Amount (without any reduction pursuant to V.B.1(a)(vii)) payable in respect of each such Series of Preferred Stock in accordance with subsection V.B.1(a). All payments by the Corporation in respect of any redemption shall be made to the holders of the Series F, Series G, Series H and Series J Preferred Stock and Junior Preferred Stock in the same priorities or order of distribution and in the same proportions as distributions of funds and assets are to be made to such holders in the case of a liquidation, dissolution or winding-up of the Corporation. In the event of a liquidation, dissolution or winding-up of the Corporation prior to the payment in full of the Redemption Price for any shares to be redeemed hereunder, the partial payment hereunder shall be credited toward the payment of the Preferred Preferential Amount to be paid to the holders of each Series of Preferred Stock.

                         (ii)  On or after the later of (A) the Note Payment
Date or (B) December 31, 2000, but within forty-five (45) days (a "Series F Redemption Date") after the receipt by the Corporation of a written request from the holders of not less than a majority of the then outstanding shares of Series F Preferred Stock that shares of Series F Preferred Stock be redeemed (a "Series F Redemption Request"), the Corporation shall in accordance with this
Section 3, to the extent it may lawfully do so, redeem all of the shares of Series F Preferred Stock by paying in cash therefor at the Redemption Price of the Series F Preferred Stock.

                         (iii) Upon the occurrence of a Change of Control (as
defined in the Securities Purchase Agreement dated as of December 6, 1995 among the Corporation and the investors named therein (the "Securities Purchase Agreement")) that is not approved by all of the Series F Directors (as defined in subsection V.B.5(b)), then the holders of a majority of the shares of Series F Preferred Stock then outstanding shall have the right, by providing to the Corporation a Series F Redemption Request, to require the Corporation, on or after the Note Payment Date, to redeem immediately, to the extent it may lawfully do so, all of the shares of Series F Preferred Stock then outstanding, at a price per share equal to the Redemption Price of the Series F Preferred Stock on the date of redemption (a "Series F Redemption Date").

                         (iv)  On or after the later of (A) the Note Payment
Date, (B) the Series G Exchange Date (in the case of Series G Preferred Stock) or the Series H Exchange Date (in the case of Series H Preferred Stock),
(C) December 31, 1998 and (D) the first date upon which holders of Series F Preferred Stock shall be entitled to make a redemption request pursuant to subsection V.B.3(a)(ii) or (iii) above, but within 45 days (a "Series G/H Redemption Date") after the receipt by the Corporation of a written request from the holders of not less than the majority of the then outstanding shares of Series G or Series H Preferred Stock that shares of Series G or Series H Preferred Stock, respectively, be redeemed (a "Series G/H Redemption Request"), the Corporation shall in accordance with this Section 3, to the extent it may lawfully do so, redeem all of the shares of the Series G Preferred Stock or the Series H Preferred Stock, as appropriate, by paying in cash therefor at the Redemption Price of the Series G Preferred Stock and the Series H Preferred Stock, respectively.

                         (v)   On or after the later of (A) the Note Payment
Date or (B) December 31, 2001, but within 45 days (a "Series J Redemption Date") after the receipt by the Corporation of a written request from the holders of not less than a majority of the then outstanding shares of Series J Preferred Stock that shares of Series J Preferred Stock be redeemed (a "Series J Redemption Request"), the Corporation shall in accordance with this Section 3, to the extent it may lawfully do so, redeem all of the shares of the Series J Preferred Stock by paying in cash therefor at the Redemption Price of the Series J Preferred Stock.

                         (vi)  In the case of any redemption request made by
holders of a majority of the Series F, Series G, Series H or Series J Preferred Stock pursuant to subsection V.B.3(a)(ii), (iii), (iv) or (v), as appropriate, the holders of a majority of the shares of each such other Series (e.g., the holders of the Series G, Series H and Series J Preferred Stock, if the redemption request is given by the holders of a majority of the Series F Preferred Stock) will be deemed to have made a redemption request pursuant to subsection V.B.3(a)(ii),
(iii), (iv) or (v), as appropriate, unless, with respect to each such other Series, holders of a majority of the shares of such other Series decline such redemption by giving the Corporation written notice to that effect within 10 days after delivery of the related Redemption Notice (as defined below in Section V.B.3(b) below). Such deemed redemption request shall be a valid
Series F Redemption Request, Series G/H Redemption Request, or Series J Redemption Request, as appropriate, notwithstanding any failure to satisfy the time requirements of subsections V.B.3(a)(ii), (iii), (iv), or (v), respectively. If redemptions pursuant to two or more of subsections V.B.3(a)(ii), (iii), (iv) and (v) above occur on the same date, the order and priority of payment of the liquidation preference provisions provided in
Section V.B.1 above shall apply.

                    (b) Within ten (10) days after receipt of a Redemption Request, a Series F Redemption Request, a Series G/H Redemption Request or a Series J Redemption Request, written notice shall be mailed, first class postage prepaid, by the Corporation to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock, in the case of a redemption pursuant to subsection V.B.3(a)(i), or to each holder of Series F, Series G, Series H and Series J Preferred Stock in the case of a redemption pursuant to subsection V.B.3(a)(ii), (iii), (iv) or (v), as the case may be, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the Redemption Date, Series F Redemption Date, Series G/H Redemption Date and Series J Redemption Date, as the case may be, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection 3(c) below, on or after the Redemption Date, Series F Redemption Date, Series G/H Redemption Date or Series J Redemption Date, as the case may be, each holder of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock to be redeemed, in the case of a redemption pursuant to subsection V.B.3(a)(i), or each holder of Series F, Series G, Series H and Series J Preferred Stock to be redeemed in the case of a redemption pursuant to subsection V.B.3(a)(ii), (iii), (iv), (v) or (vi), as the case may be, shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the respective Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

                    (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of a holder of shares of Series B, Series C, Series D, Series E, Series F, Series G,
Series H, Series I and Series J Preferred Stock as a holder of such Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of such holder's certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. From and after a Series F Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of a holder of shares of Series F Preferred Stock as a holder of such Preferred

Stock (except the right to receive the Redemption Price without interest upon surrender of such holder's certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. From and after the Series G/H Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of a holder of shares of Series G or Series H Preferred Stock, as the case may be, as a holder of such Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of such holder's certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred in the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. From and after the Series J Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of a holder of shares of Series J Preferred Stock as a holder of such Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of such holder's certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred in the books of Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock on any Redemption Date, or of shares of the Series F, Series G, Series H and/or Series J Preferred Stock to be redeemed (including, without limitation, pursuant to subsection V.B.3(a)(vi) above) on any Series F Redemption Date, Series G/H Redemption Date or Series J Redemption Date, as the case may be, are insufficient to redeem the total number of shares of Series B, Series C, Series D, Series E, Series F, Series G, Series H,
Series I and Series J Preferred Stock to be redeemed on such date, as the case may be, those funds which are legally available will be used to redeem shares of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock to be redeemed in the order and in the priorities set forth in subsection V.B.3(a) above. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, Series F Redemption Date, Series G/H Redemption Date or Series J Redemption Date, but which it has not redeemed.

                    (d) On or prior to the Redemption Date, a Series F Redemption Date, a Series G/H Redemption Date or a Series J Redemption Date, as the case may be, the Corporation shall deposit the respective Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, a Series F
Redemption Date, a Series G/H Redemption Date or a Series J Redemption Date, as the case may be, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to subsection V.B.3(b) above. From and after the date of the deposit the shares so called for redemption shall be redeemed, and as of the date of such deposit, (but only after the Redemption Date, a Series F

Redemption Date, a Series G/H Redemption Date or a Series J Redemption Date, as the case may be), the deposit shall constitute full payment of the shares to their holders, and the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this subsection 3(d) for the redemption of shares thereafter converted into shares of the Common Stock pursuant to Section V.B.4 below prior to the Redemption Date, a Series F Redemption Date, a Series G/H Redemption Date or a Series J Redemption Date, as the case may be, shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this subsection 3(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date, a Series F Redemption Date, a Series G/H Redemption Date or a Series J Redemption Date, as the case may be, shall thereafter be returned to this Corporation upon its request expressed in a resolution of its Board of Directors.

               4. CONVERSION. The holders of Existing Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                    (a1) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series B Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series C Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series D Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original

Series E Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series F-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series F Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series F-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 2 Common Stock (or, subject to subsection V.B.4(a2) below, Class 1 Common Stock) as is determined by dividing the Original Series F Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series G-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series G Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series G-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 2 Common Stock (or, subject to subsection V.B.4(a2) below, Class 1 Common Stock) as is determined by dividing the Original Series G Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series H-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series H Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series H-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 2 Common Stock (or, subject to subsection V.B.4(a2) below, Class 1 Common Stock) as is determined by dividing the Original Series H Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series I Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the close of business on the Series I Adjustment Date (as defined below), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series I Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Each share of Series J Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class 1 Common Stock as is determined by dividing the Original Series J Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price; the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price; the initial Conversion Price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price; the initial Conversion Price per share for shares of Series F Preferred Stock shall be the Original Series F Issue Price; the initial Conversion Price per share for shares of Series G Preferred Stock shall be the Original Series G Issue Price; the initial Conversion Price per share for shares of Series H Preferred Stock shall be the Original Series H Issue Price; the initial Conversion Price per share for shares of Series I Preferred Stock shall be the Original Series I Issue Price; and the initial Conversion Price per share for shares of Series J Preferred Stock shall be the Original Series J Issue Price; provided, however, that the Conversion Price for each Series of Existing Preferred Stock shall be subject to applicable adjustment as set forth in subsection V.B.4(d) below and, to the extent applicable, subsection V.B.4(a3) and (a4) below.

          In addition, each share of Series F-2 Preferred Stock shall, subject to compliance with subsection V.B.4(a2) below, be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into one (1) fully paid and nonassessable share of Series F-1 Preferred Stock, each share of Series G-2 Preferred Stock shall, subject to compliance with subsection V.B.4(a2) below, be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into one (1) fully paid and nonassessable share of Series G-1 Preferred Stock, and each share of Series H-2 Preferred Stock shall, subject to compliance with subsection V.B.4(a2) below, be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into one (1) fully paid and nonassessable share of Series H-1 Preferred Stock.

                    (a2) ADDITIONAL RESTRICTION ON CONVERSION OF SERIES F-2, G-2 AND H-2 PREFERRED STOCK.

                         (i)   Upon the occurrence (or the expected occurrences
described in subsection V.B.4(a2)(iii) below) of any Conversion Event (as defined below), each holder of Series F-2, G-2 and H-2 Preferred Stock shall be entitled to convert any or all of the shares of such holder's Series F-2, G-2 or H-2 Preferred Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event into (a) the same number of shares of Class 1 Common Stock as the number of shares of Class 2 Common Stock into which such shares of Series F-2, G-2 or H-2 Preferred Stock, respectively, would otherwise have been convertible pursuant to subsection V.B.4(a1) above or
(b) the same number of shares of Series F-1, Series G-1 or Series H-1 Preferred Stock, respectively, as the number of shares of

Series F-2, G-2 or H-2 Preferred Stock, respectively, being so converted pursuant to subsection V.B.4(a1) above.

                         (ii)  A "Conversion Event" shall mean (a) any sale of
securities in any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation (including by virtue of a merger, consolidation or similar transaction involving the Corporation) to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation (including by virtue of a merger, consolidation or similar transaction involving the Corporation) to a person or group of persons (within the meaning of the 1934
Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class 2 Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, or (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would not own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation. "Person" shall include any natural person and any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and any other entity or organization.

                         (iii) Each holder of Series F-2, G-2 and H-2 Preferred
Stock shall be entitled to convert such shares of Preferred Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated. A written request for conversion from any holder of Series F-2, G-2 or H-2 Preferred Stock to the Corporation stating such holder's reasonable belief that a Conversion Event will occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Series F-2, G-2 or H-2 Preferred Stock so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Series F-2, G-2 or H-2 Preferred Stock are converted into shares of Class 1 Common, Series F-1 Preferred Stock, Series G-1 Preferred Stock or Series H-1 Preferred Stock, as the case may be, in connection with a Conversion Event and such shares of capital stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of capital stock shall be promptly converted back into the same number of shares of Series F-2, G-2 and H-2 Preferred Stock, as the case may be.

                    (a3) SPECIAL ADJUSTMENT OF SERIES I PREFERRED STOCK CONVERSION PRICE.

                         (i)   The following terms shall have the following
meanings:

                              (A)  "Series I Adjustment Date" means the date
which is the earlier of (i) the date on which a Series I Valuation Event occurs or (ii) December 1, 1998.

                              (B)  [intentionally left blank]

                              (C)  "RMD Agreement" means the Agreement and Plan
of Merger dated as of November 22, 1997 among the Corporation, RMD Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Corporation, and Radio Movil Digital Americas, Inc.

                              (D)  "Series I Valuation Event" means (i) any IPO
(as defined in the RMD Merger Agreement), or (ii) any Corporate Transaction. Notwithstanding the foregoing, if the consideration received by the stockholders in connection with such Corporate Transaction is not cash or securities that are salable in a securities market without restriction (other than restrictions on transfer that lapse within 180 days after the closing of such Corporate Transaction or restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate), then such Corporate Transaction (a "Private Corporate Transaction") shall be deemed to constitute a Series I Valuation Event only if holders of more than fifty percent (50%) of the then outstanding shares of Series I Preferred Stock consent to such Private Corporate Transaction constituting a Series I Valuation Event.

                              (E)  "Series I Valuation Price" with respect to
any Series I Valuation Event means:

                                   (i)   in the case of any IPO, the gross sale
price offered to the public (before any underwriting discount or commission) of the Corporation's Common Stock in the IPO; and

                                   (ii)  in the case of any Corporate
Transaction described in clause (ii) of the definition of the term "Series I Valuation Event," the price per share of the Corporation's Common Stock (taking into account cash consideration and the fair market value of all consideration other than cash) reflected in such Corporate Transaction as determined in accordance with Section V.B.1(e)(ii), provided that in the case of a Private Corporate Transaction holders of a majority of the then outstanding Series I Preferred Stock consent to the calculation of such price per share.

                         (ii) (A)  If a Series I Valuation Event occurs on or
before the close of business on December 1, 1998, the Conversion Price for the Series I Preferred Stock in effect immediately prior to a Series I Valuation Event shall be adjusted to a price equal to the Series I Valuation Price, provided that no adjustment pursuant to this subsection V.B.4(a3)(ii)(A) shall be made after the first Series I Valuation Event.

                              (B)  If no Series I Valuation Event occurs on or
before the close of business on December 1, 1998, the Conversion Price for the Series I Preferred Stock in effect immediately prior to such time shall be adjusted to a price equal to the lower of (i) $12.48 (as appropriately adjusted pursuant to Section V.B.4(d) for any transactions specified in subsections (i),
(iii) and (iv) thereof that occur after the Effective Time (as defined in the RMD Agreement) assuming for purposes of such adjustment that the Conversion Price of the Series I Preferred Stock at the Effective Time equals such price) or (ii) if applicable, 93% of the low end of the pricing range for Common Stock indicated in the latest registration statement relating to the IPO, as filed with the Securities and Exchange Commission, if such registration statement includes a pricing range (as appropriately adjusted pursuant to Section VI.B.4(d) for any transactions specified in subsections (i), (iii) and
(iv) thereof that occur after the Effective Time assuming for purposes of such adjustment that the Conversion Price of the Series I Preferred Stock Time at the Effective Time equals such price).

Notwithstanding the foregoing, in the event of any distribution covered by
Section V.B.4(e) on or before the close of business on the earlier of (i) December 1, 1998 and (ii) the Series I Adjustment Date, the Conversion Price for the Series I Preferred Stock calculated pursuant to this Section V.B.4(a3)(ii) shall equal the sum of (i) the Conversion Price per share of Series I Preferred Stocks calculated pursuant to this Section V.B.4(a3)(ii) without regard to this sentence, and (ii) the value of such distribution per share of Series I Preferred Stock (as determined in good faith by the Corporation's Board of Directors).

                    (a4) SPECIAL ADJUSTMENT OF SERIES J PREFERRED STOCK CONVERSION PRICE.
                         (i)   The following terms shall have the following
meanings:

                              (A)  "Series J Adjustment Date" means the first
date on which a Series J Valuation Event occurs.

                              (B)  "Series J Valuation Event" means (i) any
public or private issuance, or sale or series of related issuances and sales, of equity securities of the Corporation (an "Equity Issuance") which results in aggregate gross cash proceeds to the Corporation equal to not less than the product of (A) the number of shares of Series J Preferred Stock originally issued by the Corporation (regardless of whether such shares are converted into Class 1 Common Stock or repurchased or the number of such outstanding shares is adjusted as a result of any stock dividend, combination, split or the like) multiplied by (B) $12.67, or (ii) any Corporate Transaction.

                              (C)  "Series J Valuation Price" with respect to
any Series J Valuation Event means:

                                   (i)   in the case of any Equity Issuance, the
gross sale price per share (before any discount or commission) of the equity security of the Corporation issued and sold in such Equity Issuance; and

                                   (ii)  in the case of any Corporate
Transaction the price per share of the Corporation's Common Stock (taking into account cash consideration and the fair market value of all consideration other than cash and assuming the exercise and/or conversion of all outstanding exercisable and/or convertible securities of the Corporation) reflected in such Corporate Transaction as determined in accordance with Section V.B.1(e)(ii), provided that holders of a majority of the then outstanding Series J Preferred Stock consent to the calculation of such price per share.

                         (ii)   At the close of business on the Series J
Adjustment Date, the Conversion Price for the Series J Preferred Stock in effect immediately prior to the Series J Valuation Event shall be adjusted to a price equal to the Series J Valuation Price, provided that no adjustment pursuant to this subsection V.B.4(a4)(ii) shall be made after the first Series J Valuation Event.

Notwithstanding the foregoing, in the event of any distribution covered by
Section V.B.4(e) on or before the close of business on the Series J Adjustment Date, the Conversion Price for the Series J Preferred Stock calculated pursuant to this Section V.B.4(a4)(ii) shall equal the sum of (i) the Conversion Price per share of Series J Preferred Stock calculated pursuant to this
Section V.B.4(a4)(ii) without regard to this sentence, and (ii) the value of such distribution per share of Series J Preferred Stock (as determined in good faith by the Corporation's Board of Directors).

                    (b) AUTOMATIC CONVERSION. Each share of Existing Preferred Stock (other than Series F-2, G-2 and H-2 Preferred Stock) shall automatically be converted into shares of Class 1 Common Stock, and each share of Series F-2, G-2 and H-2 Preferred Stock shall automatically be converted into shares of Class 2 Common Stock, at the then effective Conversion Price immediately upon, except as provided in subsection V.B.4(c) below, the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (a "Public Offering"), the public offering per share price of which is not less than two times the then applicable Conversion Price for the Series D Preferred Stock and the aggregate offering price of which is not less than $8,000,000, provided that upon such Public Offering (i) the shares of Series F Preferred Stock shall not automatically be converted into Common Stock unless the following shall occur (a "Threshold Public Offering"): (A) the Public Offering is consummated on or prior to December 31, 1998, (B) the Public Offering per share price is at least two times the Original Series F Issue Price and (C) the aggregate offering price is not less than $25,000,000 and (ii) the shares of Series G, Series H and Series J Preferred Stock shall not be automatically converted into Common Stock unless all other shares of Preferred Stock are converted into Common Stock at the consummation of such Public Offering. The provisions of this subsection V.B.4(b) shall not limit or restrict in any way the Conversion Rights of each holder under subsection (a1) or (a2) above.

                    (c) MECHANICS OF CONVERSION. Before any holder of Existing Preferred Stock shall be entitled to convert the same into shares of Common Stock (or, if applicable, Series F-1, G-1 or H-1 Preferred Stock) pursuant to subsection (a1) or subsection (a2) (collectively "subsection (a)" above), or in the event that any Existing Preferred Stock is automatically converted pursuant to subsection (b) above, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock. If the conversion is pursuant to subsection (a) above, the holder electing to convert any Existing Preferred Stock shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or, if applicable, Series F-1, G-1 or H-1 Preferred Stock) are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock (or, if applicable, Series F-1, G-1 or H-1 Preferred Stock) to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock (or, if applicable, Series F-1, G-1 or H-1 Preferred Stock) issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock (or, if applicable, Series F-1, G-1 or H-1 Preferred Stock) as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Existing Preferred Stock (including Series F-2, Series G-2 or Series H-2 Preferred Stock) for conversion, be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Existing Preferred Stock shall not be deemed to have converted such Series of Preferred Stock until immediately prior to the closing of such sale of securities.

                    (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Existing Preferred Stock shall be subject to adjustment from time to time as follows:

                          (i) (A)  Subject to subsection V.B.4(d)(i)(B), if the
Corporation shall issue, after the time this Amended and Restated Certificate of Incorporation becomes effective ("Effective Time"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for such Series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the applicable Conversion Price:

                                   (i)   for the Series B, Series C, Series D,
Series E, Series F, Series I, and Series J Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock which would be outstanding immediately prior to such issuance assuming the conversion of all outstanding shares of Preferred Stock into Common

Stock (not including shares excluded from the definition of Additional Stock by subsection V.B.4(d)(ii)) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock which would be outstanding immediately prior to such issuance assuming the conversion of all outstanding shares of Preferred Stock into Common Stock (not including shares excluded from the definition of Additional Stock by subsection V.B.4(d)(ii)) plus the number of shares of such Additional Stock;

                                   (i) for the Series G Preferred Stock in
effect immediately prior to such issuance shall forthwith (except as otherwise provided in this clause (ii)) be adjusted to a price equal to the average consideration per share received by the Corporation for such issuance of Additional Stock (but in no event less than $0.01 per share); provided, however, that no adjustment shall be made for any issuance of Additional Stock before the Series G Exchange Date.

                                   (ii)for the Series H Preferred Stock in
effect immediately prior to such issuance shall forthwith (except as otherwise provided in this clause (iii)) be adjusted to a price equal to the average consideration per share received by the Corporation for such issuance of Additional Stock (but in no event less than $0.01 per share); provided that no adjustment shall be made for any issuance of Additional Stock before the Series H Exchange Date.

                              (B)  No adjustment of the Conversion Price for the
Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I or Series J Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment. Notwithstanding the foregoing, if a Series I Valuation Event occurs on or before December 1, 1998, any adjustment to the Conversion Price for the Series I Preferred Stock as a result of any issuance of Additional Stock that occurs on or before the Series I Adjustment Date shall be disregarded and given no effect (it being understood that this sentence shall not apply and such adjustment shall not be disregarded and given no effect as a result of an adjustment to the Conversion Price of the Series I Preferred Stock pursuant to
Section V.B.4(a3)(ii)(B)). Except to the limited extent provided for in subsections (E)(3) and (E)(4) below, no adjustment of such Conversion Price pursuant to this subsection V.B.4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                              (C)  In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (D)  In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Corporation's Board of Directors irrespective of any accounting treatment.

                              (E)  In the case of the issuance (whether before,
on or after the Effective Time) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                   (1)  The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections V.B.4(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                   (2)  The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections V.B.4(d)(i)(C) and (d)(i)(D)).

                                   (3)  In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B, Series C, Series D, Series E, Series F,
Series G, Series H, Series I or Series J Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                   (4)  Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I or Series J Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                   (5)  The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections V.B.4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection V.B.4(d)(i)(E)(3) or (4).

                         (ii)  "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection V.B.4(d)(i)(E)) by the Corporation after the Effective Time other than

                              (A)  shares of Common Stock issued pursuant to
a transaction described in subsection V.B.4(d)(iii), (e) or (f) hereof;

                              (B)  shares of Common Stock issuable or issued to
employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the stockholders and the Board of Directors of the Corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the Corporation in connection with the termination of employment) does not exceed 3,000,000 (as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to shares of Common Stock) plus such additional number of shares of Common Stock as shall be approved by holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock;

                              (C)  shares of Common Stock or Existing Preferred
Stock issuable as a result of the conversion of any shares of Existing Preferred Stock;

                              (D)  shares of Common Stock issued or deemed
issued to a corporation, partnership or other entity with which the Corporation has a partnership, joint venture or other business relationship, provided that such issuances are for other than primarily equity financing purposes; provided that holders of at least eighty percent (80%) of the Series F Preferred Stock then outstanding shall have consented thereto in writing;

                              (E)  shares of Common Stock issued or deemed
issued in connection with the acquisition by the Corporation of the stock or assets of another corporation, partnership or other entity; provided that holders of at least eighty percent (80%) of the Series F Preferred Stock then outstanding shall have consented thereto in writing;

                              (F)  shares of Common Stock issued or deemed
issued in connection with any equipment lease financing or the incurrence by the Corporation of any indebtedness for money borrowed; provided that holders of at least eighty percent (80%) of the Series F Preferred Stock then outstanding shall have consented thereto in writing;

                              (G)  shares of Common Stock issued or deemed
issued by the Corporation in connection with the merger of a wholly owned subsidiary of the Corporation with and into International Wireless Communications, Inc. (including shares of Common Stock (aa) issued or issuable upon the exercise of options assumed in such merger (bb) issued or issuable upon the conversion of Preferred Stock issued in such merger and (cc) issued and issuable upon the exercise of warrants assumed in such merger);

                              (H)  shares of Common Stock issued or deemed
issued pursuant to warrants issued by the Corporation in connection with the Senior Notes or pursuant to (aa) the IWCH Loan Agreement, (bb) the PWH Loan Agreement, (cc) the Reimbursement Agreement dated September 18, 1997 between IWC China Limited and Vanguard Cellular Operating Corp., (dd) the Series J Preferred Stock and Warrant Purchase Agreement dated March 10, 1998 among the Corporation and the Investors named therein, including Vanguard Cellular Operating Corp., or
(ee) the Support Services Agreement dated March 10, 1998 among the Corporation and Vanguard China, Inc.

                              (I)  shares of Common Stock issued or issuable for
the purchase from Continental Communications Limited of shares of Pakistan Mobile Communications Limited; or

                              (J)  shares of Series I Preferred Stock or Common
Stock issued or issuable in connection with the transactions contemplated by the RMD Agreement.

                         (iii) Subject to the following sentence, in the event
the Corporation should at any time or from time to time after the Effective Time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Existing Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection V.B.4(d)(i)(E). Notwithstanding the foregoing, upon the occurrence of a Series I Valuation Event, any adjustment of the Conversion Price for the Series I Preferred Stock as a result of any such split, subdivision, dividend or other distribution that occurs on or before the close of business on the date on which a Series I Valuation Event occurs shall be disregarded and given no effect (it being understood that this sentence shall not affect any adjustment pursuant to subsection V.B.4(a3)(ii)(B) as a result of any such split, subdivision, dividend or other distribution).

                         (iv)  Subject to the following sentence, if the number
of shares of Common Stock outstanding at any time after the Effective Time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Existing Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be decreased in proportion to such decrease in outstanding shares. Notwithstanding the foregoing, no adjustment of the Conversion Price for the Series I Preferred Stock shall be made for any such combination that occurs on or before the Series I Adjustment Date.

                    (e) OTHER DISTRIBUTIONS. Subject to the following sentence, in the event the Corporation shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Corporation or other Persons, assets (excluding cash dividends, except as otherwise provided in Section V.B.2) or options or rights not referred to in subsection V.B.4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Existing Preferred Stock shall be entitled to a share of any such distribution as follows: All such distributions shall be made to the holders of the Preferred Stock and the Common Stock in the same priorities and order of distribution and in the same proportions as distributions of funds and assets are to be made in the case of a liquidation, dissolution or winding-up of the Corporation. All amounts so distributed to the holders of any Series of Preferred Stock or Common Stock, as the case may be, in accordance therewith shall be credited toward the payment of the Preferred Preferential Amount, the Series A Preferential Amount or Common Preferential Amount, as the case may be, to be paid to the holders of each Series of Preferred Stock or Common Stock, as the case may be. If any dividends are declared which are payable in shares of Common Stock, then dividends shall be declared which are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Class 1 Common Stock shall be payable to holders of Class 1 Common Stock and the dividends payable in shares of Class 2 Common Stock shall be payable to holders of Class 2 Common Stock. If any dividends on any Preferred Stock consist of voting securities of the Corporation, then the Corporation shall make available to each holder of Series F-2, Series G-2 and Series H-2 Preferred Stock, at such holder's request, dividends consisting of securities of the Corporation having voting rights comparable to the Series F-2, Series G-2 or Series H-2 Preferred Stock, as the case may be, and which are otherwise identical to such voting securities and which are convertible into or exchangeable for such voting securities on the same terms as Series F-2,

Series G-2 or Series H-2 Preferred Stock, as the case may be, are convertible into Class 1 Common.

                    (f) RECAPITALIZATIONS. Subject to the following sentence, if at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger, sale of assets or other transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Existing Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization (provided, in the case of any such recapitalization occurring on or before the close of business on the Series I Adjustment Date, the number of shares of Common Stock issuable upon conversion of each share of Series I Preferred Stock shall be the number of shares of Common Stock issuable upon such conversion immediately after the close of business on the Series I Adjustment Date). In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Existing Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Existing Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Existing Preferred Stock against impairment.

                    (h)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                         (i)  No fractional shares shall be issued upon the
conversion of any share or shares of the Existing Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                         (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of Existing Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock of a Series of which the applicable Conversion Price has been adjusted a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Existing Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth such adjustment and readjustment, the Conversion Price for such Series of Preferred Stock at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of each Series of Preferred Stock.

                    (i) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Existing Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Existing Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Existing Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Existing Preferred Stock, in addition to such other remedies as shall be available to the holder of such Existing Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

                    (k)  NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, by registered or certified mail, postage prepaid, by courier or by facsimile (with confirmation of receipt), and in each case addressed to each holder of record at his address appearing on the books of the Corporation.

               5.   VOTING RIGHTS.

                    (a) Except as otherwise provided herein, the holder of each share of Existing Preferred Stock (other than the Series F-2 , G-2 and H-2 Preferred Stock) shall have the right to one vote for each share of Common Stock into which such Series of Preferred Stock could then be converted (or, with respect to the Series I Preferred Stock, would be converted were such Series I Preferred Stock convertible into Common Stock at the time of the applicable vote), and with respect to such vote, such holder shall have full voting rights and powers not less than the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Existing Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Notwithstanding the foregoing, but in addition to any approval requirements provided for in subsection V.B.6 or V.C.5, the approval of the holders of a majority of the outstanding shares of Series F-2, G-2 or H-2 Preferred Stock, as the case may be, shall be required for any merger or consolidation of the Corporation with or into another entity or entities, any sale of all or substantially all of the Corporation's assets or any recapitalization or reorganization, if as a result of any of the foregoing the shares of such Series would receive or be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for shares of Series F-1, G-1 or H-1 Preferred Stock, as the case may be, or would otherwise be treated differently from shares of Series F-1, Series G-1 or Series H-1 Preferred Stock, respectively, in connection with such transaction, except that shares of Series F-2, G-2 and H-2 Preferred Stock may (and, at the request of the holders of a majority of the shares of such Series, shall), without such a separate class vote, receive or be exchanged for securities having voting rights comparable to the Series F-2, Series G-2 or Series H-2 Preferred Stock, as the case may be, and which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for Series F-1, G-1 and H-1 Preferred Stock, as the case may be, so long as (i) such non-voting securities are convertible into such voting securities on the same terms as Series F-2, G-2 and H-2 Preferred Stock, as the case may be, is convertible into Class 1 Common Stock and (ii) all other consideration is equal on a per share basis.

                    (b) The holders of the Series E Preferred Stock, voting separately as a class, shall be entitled to elect three (3) directors at each annual meeting of stockholders of the Corporation at which any director is elected or at the time of any written consent to action in lieu of any such meeting. For so long as 20% of the shares of Series F Preferred Stock issued on the Closing Date (as defined in the Securities Purchase Agreement), pursuant to the Securities Purchase Agreement remain outstanding, the holders of the Series F-1 Preferred Stock, voting separately as a class, shall be entitled to elect at least three (3) directors (the "Series F Directors") at each annual meeting of stockholders of the Corporation at which any director is elected or at the time of any written consent to action in lieu of any such meeting; PROVIDED, that (i) for so long as Electra Investment Trust P.L.C. and Electra Associates, Inc. (collectively, "Electra") own at least 213,360 shares of Series F Preferred Stock (as such number may be adjusted appropriately for stock splits, stock dividends, combinations and other recapitalizations), Electra shall have the right to elect one (1) of the directors (the "Electra Director") to be elected by the holders of the Series F-1 Preferred Stock; (ii) for so long as Central Investment Holdings, Inc. ("CIH") owns at least 213,360 shares of Series F Preferred Stock (as such number may be adjusted appropriately for stock splits, stock dividends, combinations and other recapitalizations), CIH shall have the right to elect one (1) of the directors to be elected by the holder of the Series F-1 Preferred Stock; and (iii) for so long as

Toronto Dominion Investments, Inc. (together with its affiliates, "Toronto Dominion"), owns at least 213,360 shares of Series F Preferred Stock (as such number may be adjusted appropriately for stock splits, stock dividends, combinations and other recapitalizations), Toronto Dominion shall have the right to elect one (1) of the directors to elected by the holders of the Series F Preferred Stock; PROVIDED, HOWEVER, that Toronto Dominion shall not be entitled to so elect such director if exercising this right would be in violation of the Bank Holding Company Act. At least one of the Series F Directors, which shall be the Electra Director, if any, shall have the right to be a member of the Audit and Compensation Committees of the Board, if any, or of any committee of the Board performing comparable functions. The holders of Series G-1 and H-1 Preferred Stock, voting together as a single class, on an as-converted basis, shall be entitled to elect one (1) director at each annual meeting of stockholders of the Corporation at which any director is elected or at any time by written consent to action in lieu of such meeting; provided that such right to elect a director may not be exercised if holders of more than ten percent (10%) of the combined shares of Series G and H Preferred Stock then outstanding, on an as-converted basis, shall have any other rights to elect a director of the Corporation by virtue of holding any other class or Series of the Corporation's capital stock.

          In addition to the above rights of the holders of the Series F-1 Preferred Stock to elect the Series F Directors of the Corporation and, in addition to any other rights the holders of the Series F Preferred Stock may have hereunder, under the Securities Purchase Agreement, or in law or equity, to the extent provided in Section 7.1 of the Securities Purchase Agreement, immediately upon written notice to the Corporation from the holders of a majority of the shares of Series F-1 Preferred Stock then outstanding, the number of directors constituting the Board of Directors of the Corporation shall automatically and without further action be increased by one, and upon the exercise of such right by the holders of the Series F-1 Preferred Stock, the holders of the shares of Series F-1 Preferred Stock then outstanding shall have the right to elect, by voting as a class, one additional director to the Board of Directors of the Corporation; provided, however, that the right of the holders of Series F-1 Preferred Stock to increase the number of directors constituting such Board of Directors and to elect such additional director may only be exercised once. No director(s) so elected by the holders of the Series E or Series F-1 Preferred Stock, Electra, CIH or Toronto Dominion, as the case may be, may be removed without the prior consent, given in person or by proxy, either in writing or at a special meeting called for that purpose, of the holders of such Series of Preferred Stock, voting separately as a class, Electra, CIH or Toronto Dominion, as the case may be. In case of the death, resignation or other removal of the director elected by the holders of the Series E or Series F-1 Preferred Stock or Electra, as the case may be, such holders may elect, voting separately as a class, by written notification delivered to the Board of Directors of the Corporation, a successor to hold office for the unexpired term of such removed director. Except as provided in this subsection V.B.5(b), the holders of Series E Preferred Stock may not vote for the election of directors.

                    (c) The directors not elected to the Corporation's Board of Directors pursuant to subsection V.B.5(b) hereof shall be elected by the holders of the Class 1 Common Stock and Preferred Stock (other than the Series E, F-2, G-2 and H-2 Preferred Stock and, for so long as the holders of Series F-1 Preferred Stock shall be entitled to elect the Series F

Directors pursuant to subsection V.B.5(b) hereof, Series F-1 Preferred Stock), voting separately as a class.

                    (d) Until the earlier of (i) a Threshold Public Offering and (ii) the date on which less than 20% of the shares of Series F Preferred Stock issued on the Closing Date pursuant to the Securities Purchase Agreement remain outstanding, the majority of the Corporation's Board of Directors may not be comprised of (y) representatives collectively designated by Vanguard Cellular Operating Corp. or any of its affiliates pursuant to subsection V.B.5(b) hereof, and/or (z) officers of the Corporation (or any individual performing a similar function).

                    (e) The Corporation shall give to each holder of Series F-2, Series G-2 or Series H-2 Preferred Stock, or Class 2 Common Stock, notice of any stockholders' meetings for which notice is sent in accordance with the bylaws of the Corporation to other stockholders of the Corporation, and shall permit such holders to attend such meetings.

               6.   PROTECTIVE PROVISIONS.

                    (a) In addition to any other applicable approval requirements provided for herein, so long as any shares of Series B, Series C, Series D, Series E, Series F-1, Series G-1, Series H-1, Series I or Series J Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty percent (50%) in the aggregate of the then outstanding shares of Series B, Series C, Series D, Series E, Series F-1, Series G-1,
Series H-1, Series I and Series J Preferred Stock (voting on an as-converted basis):

                         (i)   authorize or create any new class or Series of
stock or any instrument convertible into such stock or authorize an increase in the authorized number of shares of any existing class or Series of stock that has a preference over, or is on a parity with, the Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I or Series J Preferred Stock with respect to voting, dividends, or upon liquidation;

                         (ii)  authorize, issue, redeem or acquire any shares of
capital stock of the Corporation to or from officers, directors or employees of or consultants to the Corporation, otherwise than pursuant to employee benefit plans or other compensatory arrangements approved by the Corporation's Board of Directors; provided, however, that the aggregate number of shares of such capital stock so approved shall not exceed 3,000,000 shares of Common Stock (as appropriately adjusted for any stock dividends, combinations, splits or the like with respect to such shares);

                         (iii) approve a Corporate Transaction, as defined in
subsection V.B.1(e)(i);

                         (iv)  approve any amendment of this Amended and
Restated Certificate of Incorporation, as the same may be amended from time to time or of the bylaws of the Corporation;

                         (v)   permit the Corporation to organize or acquire an
interest in any business unrelated to the international wireless communications business or the personal communications services (PCS) business;

                         (vi)  declare or pay any dividends in cash, stock or
other property;

                         (vii) reinvest more than $3 million in proceeds from
the sale or liquidation of any single investment by the Company; or

                         (viii) liquidate or dissolve the Corporation.

                    (b) So long as any shares of Series B, Series C, Series D, Series E, Series F-1, Series G-1, Series H-1, Series I or Series J Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (66 2/3%) in the aggregate of the then outstanding shares of Series B, Series C, Series D, Series E, Series F-1, Series G-1, Series H-1, Series I and Series J Preferred Stock (voting on an as-converted basis):

                         (i)   increase or decrease the number of authorized
directors of the Corporation (except in accordance with Section V.B.5(b) above); or

                         (ii)  remove with or without cause any officer or
director of the Corporation, excluding directors elected by the holders of shares of a Series of Preferred Stock pursuant to subsection V.B.5(b) hereof (who may only be removed by such holders).

                    (c) So long as any shares of Series F-1 Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series F-1 Preferred Stock, (i) take any action which would violate any of the provisions of Section 6.9, 6.11(B), 6.13 or 6.15 of the Securities Purchase Agreement, or (ii) take any other actions which require the consent of the holders of any other Series of Preferred Stock (whether now existing or created in the future) voting as a class, or with respect to which a director or other designee of that Series of Preferred Stock must approve such action.

                    (d) So long as any shares of the Series F-1 Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries (as defined in the Securities Purchase Agreement) to, take any action (or fail to take any action, as the case may be) that would violate any of the provisions of Sections 6.1 or 6.14 of the Securities Purchase Agreement without first obtaining the approval (by vote or written consent) of (i) the holders of at least eighty percent (80%) of the then outstanding shares of Series F-1 Preferred Stock or (ii) at least (A) a majority of the members of the Board of Directors of the Corporation (including any Series F Directors) and (B) all of the Series F Directors. So long as any shares of Series F-1 Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, take any action (or fail to take any action, as the case may be) that would violate any of the provisions of Section 5.3, 5.4, 5.6, 6.4,
6.8 or 6.16 of the Securities Purchase

Agreement without first obtaining the approval (by vote or written consent) of
(i) the holders of at least seventy-five percent (75%) of the then outstanding shares of Series F-1 Preferred Stock or (ii) at least (A) a majority of the members of the Board of Directors of the Corporation (including any Series F Directors) and (B) one Series F Director, if there shall be two Series F Directors on the Board of Directors of the Corporation, or a majority of the Board of Directors of the Corporation, if there shall be more than two Series F Directors on the Board of Directors of the Corporation. So long as any shares of Series F-1 Preferred Stock are outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, take any action that would violate any of the provisions of Section 6.5, 6.6, 6.7, 6.10 or 6.11(A) of the Securities Purchase Agreement without first obtaining the approval (by vote or written consent) of (i) the holders of at least seventy-five (75%) of the then outstanding shares of Series F-1 Preferred Stock or (ii) at least
(A) seventy-five percent (75%) of the members of the Board of Directors of the Corporation and (B) at least one Series F Director, if there shall be two
Series F Directors on the Board of Directors of the Corporation, or a majority of the Series F Directors, if there shall be more than two Series F Directors on the Board of Directors of the Corporation. Notwithstanding the foregoing, if any the foregoing actions may not be approved by the requisite number of Series F Directors solely because the number of Series F Directors present at such meeting is insufficient to approve such action, then such meeting of the Board of Directors shall be adjourned and held on a date, not less than 10 days nor more than 20 days following such adjournment, on which such requisite number of Series F Directors are present at such meeting (whether in person or by telephone), provided that if there is no date during such period on which the requisite number of Series F Directors may be present, such action may be taken at any meeting held not less than 20 days nor more than 30 days following such originally adjourned meeting if approved by (i) at least a majority or seventy-five (75%), as the case may be, of the members of the Board of Directors of the Corporation and (ii) all of the Series F Directors present, if any, at such meeting.

                    (e) So long as any shares of a Series of Existing Preferred Stock (an "Existing Series") are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the shares of such Existing Series then outstanding, amend the Corporation's Amended and Restated Certificate of Incorporation to alter or change the rights, preferences or privileges of the shares of such Existing Series, if such Existing Series would be adversely affected by such amendment in a manner different from other then outstanding Existing Series (it being understood that, without limiting the foregoing, different Existing Series shall not be affected differently because of differences in the amounts of their respective issue prices, liquidation preferences and redemption prices or because of changes in the public offering price per share at which Preferred Stock automatically converts to Common Stock pursuant to subsection V.B.4(b) above).

                    (f) So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not without, first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the shares of Series E Preferred Stock then outstanding, amend subsection V.B.5(b) hereof to adversely affect the right of holders of Series E Preferred Stock to elect a director of the Corporation pursuant thereto. So long as any shares of Series F-1, Series G-1 or Series H-1 Preferred Stock are outstanding, the

Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the shares of Series F-1, Series G-1 or Series H-1 Preferred Stock then outstanding, as applicable, amend subsection V.B.5(b) hereof to adversely affect the right of holders of Series F-1, Series G-1 or Series H-1 Preferred Stock, respectively, to elect directors of the Corporation pursuant thereto.

                    (g) So long as any shares of Series G or Series H Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty percent (50%) in the aggregate of the then outstanding shares of Series G and Series H Preferred Stock (voting on an as-converted basis) authorize or create any new class or Series of stock or any instrument convertible into such stock or authorize an increase in the authorized number of shares of any existing class or Series of stock that has a preference over, or is on a parity with, the Series G or Series H Preferred Stock with respect to voting, dividends, or upon redemption or liquidation.

                    (h) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the shares of the Class 2 Common Stock, Series F-2, Series G-2 and Series H-2 Preferred Stock then outstanding, voting together as a single class on an as-converted basis, amend the Corporation's Amended and Restated Certificate of Incorporation to alter or change the rights, preferences or privileges of the shares of the Class 2 Common Stock, if the Class 2 Common would be adversely affected by such amendment in a manner different from the Class 1 Common Stock (it being understood that, without limiting the foregoing, different Classes of Common Stock shall not be affected differently because of differences in the amounts of their respective issue prices).

               7. STATUS OF REDEEMED AND CONVERTED STOCK. Subject to subsection V.B.4(a2) above, in the event any shares of Preferred Stock shall be redeemed or converted pursuant to Sections 3 or 4, respectively hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by the Corporation. The Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

          C.   COMMON STOCK.

               1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in subsection V.B.1 hereof.

               3.   REDEMPTION.  The Common Stock is not redeemable.

               4.   CONVERSION OF CLASS 2 COMMON STOCK.

                    (a) Upon the occurrence (or the expected occurrence as described in subsection V.C.4(b) below) of any Conversion Event, each holder of Class 2 Common Stock shall be entitled to convert, into the same number of shares of Class 1 Common Stock, any or all of the shares of such holder's Class 2 Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

                    (b) Each holder of Class 2 Common Stock shall be entitled to convert such shares of Class 2 Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated. A written request for conversion from any holder of Class 2 Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event will occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Class 2 Common Stock so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class 2 Common Stock are converted into shares of Class 1 Common Stock in connection with a Conversion Event and such shares of Class 1 Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class 1 Common Stock shall be promptly converted back into the same number of shares of Class 2 Common Stock.

               5. VOTING RIGHTS. The holder of each share of Class 1 Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Notwithstanding the foregoing, but in addition to any approval requirements provided for elsewhere herein, the approval of the holders of a majority of the outstanding Class 2 Common Stock, voting together as a single class, shall be required for any merger or consolidation of the Corporation with or into another entity or entities, any sale of all or substantially all of the Corporation's assets or any recapitalization or reorganization, if as a result of any of the foregoing the shares of Class 2 Common Stock would receive or be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for shares of Class 1 Common Stock, or would otherwise be treated differently from shares of Class 1 Common Stock in connection with such transaction, except that shares of Class 2 Common Stock may (and, at the request of a majority of the shares of such Series, shall) receive or be exchanged for securities having voting rights comparable to the Class 2 Common Stock, so long as (i) such non-voting securities are convertible into such voting securities on the same terms as Class 2 Common Stock is convertible into Class 1 Common Stock, and (ii) all other consideration is equal on a per share basis.

                                      ARTICLE VI

          Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

                                     ARTICLE VII

          Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                     ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                      ARTICLE IX

          A director of the Corporation shall, to the full extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the General Corporation Law is amended to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law as so amended.

                                      ARTICLE X

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, said International Wireless Communications Holdings, Inc. has caused this certificate to be signed by its Senior Vice President and General Counsel, Steven D. Overly, and its Assistant Secretary, Brooks Stough, this 10th day of March, 1998.

                                   INTERNATIONAL WIRELESS
                                   COMMUNICATIONS HOLDINGS, INC.


                                   By: /s/ Steven D. Overly
                                       -------------------------------
                                       Steven D. Overly,
                                       Senior Vice President and General Counsel
Attest:

/s/ Brooks Stough
------------------------------------
Brooks Stough, Assistant Secretary